Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Explanatory Note

On December 1, 2020, Petros Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Petros”), Neurotrope, Inc., a Nevada corporation (“Neurotrope”), PM Merger Sub 1, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Petros (“Merger Sub 1”), PN Merger Sub 2, Inc., a Delaware corporation and a wholly-owned subsidiary of Petros (“Merger Sub 2”), and Metuchen Pharmaceuticals LLC, a Delaware limited liability company (“Metuchen”), consummated the transactions (the “Mergers”) contemplated by that certain Agreement and Plan of Merger by and among the Company, Neurotrope, Merger Sub 1, Merger Sub 2 and Metuchen, dated as of May 17, 2020 (the “Original Merger Agreement”), as amended by the First Amendment to the Original Merger Agreement (the “First Amendment”), dated as of July 23, 2020 and the Second Amendment to the Original Merger Agreement, dated as of September 30, 2020 (the “Second Amendment” and, together with the Original Merger Agreement and the First Amendment, the “Merger Agreement”).

You should read the following unaudited pro forma condensed combined financial information with the Company’s Registration Statement on Form S-4 (Reg. No. 333-240064), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission.

Introduction

The following unaudited pro forma condensed combined financial statements presents the pro forma financial position and results of operations of (1) Neurotrope based on the historical consolidated financial statements of Neurotrope, after giving effect to the spin-off of all of the business, assets and liabilities of Neurotrope’s wholly-owned subsidiary, Neurotrope BioSciences, Inc.; and (2) the combined business based on the historical consolidated financial statements of Neurotrope and Metuchen, after giving effect to the Mergers. The information provided herein also reflects a one-for-five adjustment to all share and per share information affected on December 2, 2020 concurrent with the merger transaction described below.

Metuchen has preliminarily determined that it is the accounting acquirer based on an analysis of the criteria outlined in ASC 805 and the facts and circumstances specific to the Merger, including: (1) Securityholders of Metuchen will own 51.0% of the equity securities of the combined company on a fully-diluted basis immediately following the closing of the Mergers, subject to an increase to 75% upon the occurrence of certain events over time as discussed below; (2) a majority of the board of directors of the combined company will be composed of directors designated by Metuchen under the terms of the Mergers; and (3) majority of the existing members of Metuchen’s management will be the management of the combined company.

Because Metuchen has been determined to be the accounting acquirer in the Mergers, but not the legal acquirer, the Mergers are deemed a reverse recapitalization under the guidance of ASC 805. As a result, upon consummation of the Mergers, the historical financial statements of Metuchen will become the historical financial statements of the combined company.

The unaudited pro forma condensed combined financial statements are based on the audited financial statements of Neurotrope and Metuchen as of December 31, 2019 and the unaudited interim financial statements as of September 30, 2020. The historical financial statements have been adjusted to give pro forma effect to events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results of operations of the combined company. Other than as disclosed in the footnotes thereto, the unaudited pro forma condensed combined financial statements do not reflect any additional liabilities, off-balance sheet commitments or other obligations that may become payable after the date of such financial data. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Neurotrope and Metuchen been a combined company during the specified periods.

The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the separate historical financial statements of Neurotrope and Metuchen and the “Metuchen’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Neurotrope’s historical audited consolidated financial statements for the year ended December 31, 2019 are included in its Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 13, 2020, and its unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2020 are included in its interim report on Form 10-Q filed with the SEC on November 9, 2020. Metuchen’s historical audited consolidated financial statements for the year ended December 31, 2019 are included in the Company’s Registration Statement filed with the SEC on October 27, 2020, and its unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2020 are included elsewhere in this Form 8-K.

Unaudited Pro Forma Financial Information For Spin-Co Adjustment

The following unaudited pro forma condensed combined financial statements present the pro forma financial position and results of operations of Neurotrope based on the historical consolidated financial statements of Neurotrope, after giving effect to the proposed spin-off transaction whereby following the effective date of the Mergers, all of the business, assets and liabilities of Neurotrope not assumed by Metuchen, representing $20 million of cash less certain adjustments pursuant to the Merger Agreement were retained by Neurotrope BioScience (the “Spin-Co”).

The unaudited pro forma condensed combined balance sheet data as of September 30, 2020 gives effect to the transactions as though it took place on September 30, 2020. The unaudited pro forma condensed combined statements of operations data for the year ended December 31, 2019 and the nine months ended September 30, 2020 gives effect to the transactions as if they took place on January 1, 2019.

Petros Pharmaceuticals, Inc.
PRO FORMA Condensed Consolidated Balance Sheets
As of September 30, 2020
Unaudited

						Pro Forma
		Pro Forma				Adjustments for
		Adjustments	Pro Forma		Metuchen	Metuchen		Pro Forma
	Neurotrope, Inc.	for Disposition	As Adjusted		Pharmaceuticals, Inc.	Reverse Merger		Results
ASSETS:

CURRENT ASSETS:
Cash	26,999,862	(6,999,862)	20,000,000	(A)	$669,075	$1,500,000	(B)
						(2,076,411	)(C)
						4,148,630	(D)
						(4,148,630	)(D)	20,092,664

Accounts receivable, net			-		4,153,817			4,153,817
Inventories			-		1,567,404			1,567,404
Grants receivable	861,852	(861,852)	-					-
Prepaid expenses and other current assets	1,264,721	(1,264,721)	-		4,063,897			4,063,897
Total current assets	29,126,435	(9,126,435)	20,000,000		10,454,193	(576,411)		29,877,782

Property and equipment, net	23,446	(23,446)	-		66,805			66,805
Intangible assets			-		33,834,719			33,834,719
Other assets			-		7,171,372			7,171,372

TOTAL ASSETS	$29,149,881	$(9,149,881)	$20,000,000		$51,527,089	$(576,411)		$70,950,678

CURRENT LIABILITIES:
Current portion of senior debt, net plus end of term payable			-		9,238,941	(2,076,411	)(C)	7,162,530
Current portion of related party debt			-		15,148,447	1,500,000	(B)
						(16,648,447	)(E)	-
Accounts payable	1,190,285	(1,190,285)	-		8,302,447	(4,148,630	)(D)	4,153,817
Accrued expenses	110,159	(110,159)	-		14,423,014	350,000	(O)	14,773,014
Accrued inventory purchases			-		9,055,594			9,055,594
Other current liabilities			-		620,885			620,885
Total current liabilities	1,300,444	(1,300,444)	-		56,789,328	(21,023,488)		35,765,840

Deferred tax liability			-		1,235,348			1,235,348
Other long-term liabilities	-	-	-		631,147	-		631,147
Derivative liability						8,090,000	(P)	8,090,000
TOTAL LIABILITIES	1,300,444	(1,300,444)	-		58,655,823	(12,933,488)		45,722,335

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock	1		1					1

Metuchen Pharmaceuticals, Inc. Preferred units			-		20,018,205	(20,018,205	)(F)	-

Common stock	2,378		2,378		-	2,475	(I)
						(3,882	)(N)	971

Metuchen Pharmaceuticals, Inc. Common units			-		29,117,233	(29,117,233	)(G)	-

Additional paid-in-capital	126,402,980	(126,405,359)	(2,379)			20,000,000	(A)
						4,148,630	(D)
						16,648,447	(E)
						20,018,205	(F)
						29,117,233	(G)
						916,048	(H)
						(2,475	)(I)
						3,882	(N)
						(916,048	)(H)
						1,250,000	(L)
						(8,090,000	)(P)	83,091,543

Retained earnings (accumulated deficit)	(98,555,922)	98,555,922	-		(56,264,172)	(1,250,000	)(L)
						(350,000	)(O)	(57,864,172)

Deemed distribution		20,000,000	20,000,000			(20,000,000	)(A)	-

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	27,849,437	(7,849,437)	20,000,000		(7,128,734)	12,357,077		25,228,343

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$29,149,881	$(9,149,881)	$20,000,000		$51,527,089	$(576,411)		$70,950,678

Petros Pharmaceuticals, Inc.
PRO FORMA Condensed Consolidated Statements of Operations
For the Nine Months Ended September 30, 2020
Unaudited

						Pro Forma
		Pro Forma				Adjustments for
		Adjustments	Pro Forma		Metuchen	Metuchen		Pro Forma
	Neurotrope, Inc.	for Disposition	As Adjusted		Pharmaceuticals, Inc.	Reverse Merger		Results
NET REVENUES	$-	$-	$-		$6,630,180	$-		$6,630,180
COST OF REVENUES	-	-	-		2,305,169	-		2,305,169
GROSS PROFIT	-	-	-		4,325,011	-		4,325,011
OPERATING EXPENSES
Research and development expenses	1,004,762	(1,004,762)	-		307,796	-		307,796
General and administrative expenses	5,738,599	(5,138,599)	600,000	(J)	11,997,185	-		11,997,185
Depreciation and amortization	-	-	-		4,984,084	-		4,984,084
Stock-based compensation	1,449,023	(1,449,023)	-		-	-		-
TOTAL OPERATING EXPENSES	8,192,384	(7,592,384)	600,000		17,289,065	-		17,289,065

OPERATING INCOME (LOSS)	(8,192,384)	7,592,384	(600,000)		(12,964,054)	-		(12,964,054)

Warrant amendment expense	(1,700,000)	1,700,000	-		-	-		-
Interest expense, senior debt	-	-	-		(1,085,347)	-		(1,085,347)
Interest expense, related party term loans	-	-	-		(1,148,447)	1,148,447	(B)	-
Interest income	153,305	(153,305)	-		-	-		-

Net loss before income taxes	(9,739,079)	9,139,079	(600,000)		(15,197,848)	1,148,447		(14,049,401)

Income tax benefit	-	-	-		(49,895)	-		(49,895)

NET LOSS	$(9,739,079)	$9,139,079	$(600,000)		$(15,147,953)	$1,148,447		$(13,999,506)

NET INCOME (LOSS) PER COMMON SHARE, BASIC AND DILUTED	$(2.05)							$(1.44)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING BASIC AND DILUTED	4,755,060							9,704,670	(I)(K)(N)

Petros Pharmaceuticals, Inc.
PRO FORMA Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2019
Unaudited

Pro Forma
Pro Forma	Metuchen	Adjustments for
Neurotrope, Inc.	Adjustments for Disposition	Pro Forma As Adjusted	Pharmaceuticals, Inc.	Metuchen Reverse Merger	Pro Forma Results
NET REVENUES	$-	$-	$-	$15,577,166	$-	$15,577,166
COST OF REVENUES	-	-	-	7,427,111	-	7,427,111
GROSS PROFIT	-	-	-	8,150,055	-	8,150,055
OPERATING EXPENSES
Research and development expenses	4,540,947	(4,540,947)	-	-	-	-
General and administrative expenses	6,790,510	(6,040,510)	750,000	(J)	19,727,223	-	20,477,223
Depreciation and amortization	-	-	-	5,291,107	-	5,291,107
Impairment loss	-	-	-	2,443,930	-	2,443,930
Stock-based compensation	4,182,000	(4,182,000)	-	-	-	-
TOTAL OPERATING EXPENSES	15,513,457	(14,763,457)	750,000	27,462,260	-	28,212,260

OPERATING INCOME (LOSS)	(15,513,457)	14,763,457	(750,000)	(19,312,205)	-	(20,062,205)

Interest expense, senior debt	-	-	-	(2,428,264)	-	(2,428,264)
Interest expense, related party term loans	-	-	-	(11,416,697)	11,416,697	(B)	-
Interest income	378,707	(378,707)	-	-	-	-

Net loss before income taxes	(15,134,750)	14,384,750	(750,000)	(33,157,166)	11,416,697	(22,490,469)

Income tax benefit	-	-	-	(645,866)	-	(645,866)

NET LOSS	$(15,134,750)	$14,384,750	$(750,000)	$(32,511,300)	$11,416,697	$(21,844,603)

NET INCOME (LOSS) PER COMMON SHARE, BASIC AND DILUTED	$(5.82)	$(2.88)

WEIGHTED AVERAGE NUIMBER OF COMMON SHARES OUTSTANDING AND EQUIVALENTS, BASIC AND DILUTED	2,598,580	7,589,737	(I)	(K)(N)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Description of Transaction and Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with GAAP and pursuant to the rules and regulations of Article 11 SEC Regulation S-X, and present the pro forma financial position and results of operations of the combined companies based upon the historical data of Neurotrope and Metuchen.

Description of Transactions

On May 17, 2020, Neurotrope, Metuchen, Petros Pharmaceuticals, Inc., a Delaware corporation (“Petros”), PM Merger Sub 1, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Petros (“Merger Sub 1”), and PN Merger Sub 2, Inc., a Delaware corporation and a wholly-owned subsidiary of Petros (“Merger Sub 2”), entered into an Agreement and Plan of Merger, as amended by the First Amendment to the Agreement and Plan of Merger dated as of July 23, 2020 and the Second Amendment to the Agreement and Plan of Merger dated as of September 30, 2020 (as amended, the “Merger Agreement”). Petros Pharmaceuticals, Inc. is the name of the combined company following consummation of the Mergers (as defined below).

The Merger Agreement provided for (1) the merger of Merger Sub 1, with and into Metuchen, with Metuchen surviving as a wholly-owned subsidiary of Petros (the “Metuchen Merger”) and (2) the merger of Merger Sub 2 with and into Neurotrope, with Neurotrope surviving as a wholly-owned subsidiary of Petros (the “Neurotrope Merger” and together with the Metuchen Merger, the “Mergers”). The Mergers are intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 351 of the Internal Revenue Code of 1986, as amended.

As a result of the Metuchen Merger, each outstanding common unit or preferred unit of Metuchen was exchanged for a number of shares of Petros common stock equal to the quotient resulting from the formula of (i) 4,949,610 divided by (ii) the number of fully-diluted units of the Company outstanding immediately prior to the effective time of the Mergers, subject to adjustment (the “Exchange Ratio”). As a result of the Neurotrope Merger, each outstanding share of Neurotrope Common Stock was exchanged for one (1) share of Petros common stock and each outstanding share of Neurotrope preferred stock was exchanged for one (1) share of Petros Preferred Stock. Also, each outstanding option to purchase Neurotrope Common Stock or outstanding warrant to purchase common stock that has not previously been exercised prior to the closing of the Mergers was converted into equivalent options and warrants to purchase shares of Petros common stock and was adjusted to give effect to the exchange ratios set forth in the Merger Agreement. In addition, each security holder of Metuchen prior to the Mergers received a right to receive such security holder’s pro rata share of an aggregate of 14,232,090 shares of Petros Common Stock potentially issuable upon the achievement of certain milestones set forth in the Merger Agreement – see Note 2 to the pro forma financial statements.

In connection with the Mergers, Neurotrope spun-off (the “Spin-Off”) its wholly-owned subsidiary, Neurotrope Biosciences, Inc. Substantially all of the consolidated operations of Neurotrope were conducted through such subsidiary and substantially all of the consolidated operating assets and liabilities of Neurotrope reside in such subsidiary. The Spin-Off was as a distribution to Neurotrope’s stakeholders as of a record date prior to the Mergers. Spin-Co was capitalized with all cash in excess of the $20 million to be retained by Petros, subject to adjustment, as further described below, for the proceeds from any exercise of Neurotrope’s warrants between signing and closing of the Mergers.

The proceeds of any such warrant have been split 80% to Petros and 20% to Spin-Co, subject to adjustment as provided in the Merger Agreement. During the period from the signing of the Merger through the closing on December 1, 2020, 2,626 Neurotrope warrants were exercised, resulting in proceeds of $4,200, which were split $3,360 to Petros and $840 to Neurotrope. Warrant proceeds not distributed to Spin-Co will be used to pay the transaction costs contemplated by the Merger Agreement or reimburse either Neurotrope or the Company, as the case may be, for any transaction costs that have been paid prior to the closing minus (ii) the sum of (A) any Fees (as defined in the Employee Lease Agreement), (B) seventy-five percent (75%) of all investor relations and public relations fees reasonably incurred by Neurotrope and its Subsidiaries during the Pre-Closing Period and (C) fifty percent (50%) of any severance, change-in-control payments or similar payment obligations (including payments with “single-trigger” provisions triggered at and as of the consummation of the Transactions) that become due or payable (See Footnote (O) to the pro forma financial statements.) The proceeds from Neurotrope Warrants exercised during the Pre-Closing Period were not adequate to cover the aggregate Transaction Costs of each of Neurotrope and the Company. As a result, the balance of the unpaid Transaction Costs was borne fifty percent (50%) via a reduction in the Twenty Million Dollars ($20,000,000) to be retained by Parent and fifty percent (50%) via a reduction in the amount that would otherwise be distributed to SpinCo.

Basis of Presentation

Neurotrope, Metuchen and Petros have preliminarily concluded that the Mergers represent a reverse recapitalization by a non-public company in which the non-public company is the accounting acquirer. Following the Mergers and Spin-Off, the securityholders of Metuchen effectively control the combined companies, and as such, Metuchen is deemed to be the accounting acquirer in the Mergers. Neurotrope’s historical financial statements before the Mergers will be replaced with the historical financial statements of Metuchen before the Mergers in future filings with the SEC. The assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Mergers will be those of Metuchen, and will be recorded at the historical cost basis. The consolidated financial statements after completion of the Mergers will include the assets and liabilities of Metuchen, historical operations of Metuchen, and operations of the combined company and its subsidiaries from the closing date of the Mergers.

Each company expects to incur a pre-tax loss in 2020 and incurred a pre-tax loss in 2019 and each company maintains a full valuation allowance on its deferred tax assets. Accordingly, no additional tax effects have been provided for in the pro forma adjustments described in Note 3, “Pro Forma Adjustments.” Metuchen does have an historical tax benefit primarily as a result of book versus tax differences on certain historical acquisitions.

Treatment of Stock Options and Warrants in the Mergers

Metuchen did not have any outstanding options and Neurotrope options and warrants issued and outstanding as of December 1, 2020 were converted into equivalent options and warrants to purchase shares of Petros common stock and were adjusted to give effect to the Exchange Ratio set forth in the Merger Agreement. The change of control of Neurotrope resulted in the acceleration of vesting for all outstanding options. Neurotrope’s equity awards will be exchanged for equity awards of Petros, the accounting acquirer. As of September 30, 2020, Neurotrope had 454,315 outstanding options to purchase shares of common stock, of which 389,469 options were exercisable at a weighted average exercise price per option of $71.10. As of September 30, 2020, Neurotrope had 4,402,252 outstanding warrants to purchase shares of common stock, of which 4,393,319 warrants were exercisable at a weighted average exercise price per warrant of $27.20.

The number of shares of Petros Common Stock subject to each Neurotrope warrant assumed by Petros was determined by multiplying (i) the number of shares of Neurotrope Common Stock that were subject to such warrant as in effect immediately prior to the Neurotrope Effective Time by (ii) the Neurotrope Common Exchange Ratio and rounding the resulting number down to the nearest whole number of shares of Petros Common Stock. The per share exercise price for Petros Common Stock issuable upon exercise of each Neurotrope warrant assumed by Petros were determined by dividing (i) the per share exercise price of Neurotrope Common Stock subject to such warrant, as in effect immediately prior to the Neurotrope Effective Time, by (ii) the Neurotrope Common Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent.

Outstanding Metuchen warrants prior to the Mergers were exercised in exchanged for Metuchen Common Units, and each Metuchen Common Unit issued and outstanding at the time of the Mergers were converted into a number of shares of Petros common stock equal to the Exchange Ratio. As of September 30, 2020, Metuchen had 127,396 outstanding warrants to purchase shares of common stock, of which 127,396 warrants were exercisable at a weighted average exercise price per warrant of $2.15.

Warrant Amendment Agreements

Neurotrope Warrant Amendment Agreements

Beginning on September 28, 2020, Neurotrope entered into separate warrant amendment agreements with certain existing holders of warrants to purchase shares of the Neurotrope’s common stock. The warrant amendment agreements were intended to facilitate the transactions contemplated by the Merger Agreement. As of October 26, 2020, holders of warrants to purchase 3,911,328 shares of Neurotrope Common Stock had entered into warrant amendment agreements, including holders of Series E Warrants to purchase 157,792 shares of common stock, Series F Warrants to purchase 623,251 shares of common stock, Series G Warrants to purchase 908,465 shares of common stock and Series H Warrants to purchase 2,221,820 shares of Neurotrope Common Stock. In connection with the amendments to the Series E – H warrants, Neurotrope, Inc. recorded an expense of approximately $1,700,000 in the September 30, 2020 interim financial statements, which is equal to the increase in fair value of the warrants immediately after the amendments as compared to the fair value immediately prior to the amendments.

Pursuant to the terms of the warrant amendment agreements, Neurotrope and the holders agreed to the following provisions:

(i)	to reduce the exercise price of the Series E Warrants from $160.00 to $125.00, to reduce the exercise price of the Series F Warrants from $64.00 per share to $51.25 per share, to reduce the exercise price of the Series G Warrants from $21.85 to $17.50 and to reduce the exercise price of the Series H Warrants from $8.25 to $7.50;

(ii)	to extend the termination date or expiration date, as applicable, of each of the original Series E Warrants, Series F Warrants, Series G Warrants and Series H Warrants (collectively, the “Original Warrants”) from their original respective termination or expiration dates to either (a) the five year anniversary of the closing of the Mergers contemplated by the Merger Agreement or (b) if the Merger Agreement is terminated or the Mergers contemplated thereby have not been consummated, the one year anniversary of the original termination or expiration date of such Original Warrants (see pro forma adjustment L for the pro forma impact of the extension of the warrant terms upon the closing of the Mergers);

(iii)	to revise the terms of the Original Warrants to provide that in the event of a spin-off (the “Spin-Off”) of Neurotrope Bioscience, Inc. or any other entity or entities containing the existing business of the Company (collectively, the “Spin-Off Company”), the holder shall only receive, in lieu of any other consideration, warrants (the “Spin-Off Warrants”), to purchase a number of shares of the Spin-Off Company based on the same ratio as the ratio used to determine the number of shares of common stock of the Spin-Off Company that common stockholders of Neurotrope will receive in the Spin-Off; and

(iv)	to delete the call provision contained in the original Series H Warrants.

2. Shares Issued in Merger

The number of shares of common stock Petros issued to Metuchen stockholders, for purposes of these unaudited pro forma condensed combined financial statements, is calculated pursuant to the terms of the Merger Agreement based on the exchange ratio set forth in the Merger Agreement which is based on Neurotrope’s common stock outstanding as of the closing date of the merger, are as follows:

Shares of Neurotrope common stock outstanding	4,758,133
Divided by the assumed percentage of Neurotrope ownership of combined company	49.0%
Adjusted total shares of common stock of combined company	9,707,743
Shares of Petros common stock issued to Metuchen upon closing of Mergers	4,949,610
Percentage of shares issued to Metuchen	51.0%
Percentage of shares issued to Neurotrope	49.0%

In addition, each security holder of Metuchen prior to the Mergers received a right to receive such security holder’s pro rata share of an aggregate of 14,232,090 shares of Petros Common Stock potentially issuable upon the achievement of certain milestones set forth in the Merger Agreement. The milestones are for the achievement of share price and market capitalization, as defined over a two-year period.

If at any time following the Closing and prior to the one year anniversary of the Closing (the “First Period”), the Closing Price (as defined in the Merger Agreement) per share of Petros Common Stock is (i) greater than or equal to $8.00 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period, then the earnout payment will be equal to 1,000,000 shares of Petros Common Stock (“First Period Initial Milestone Earnout Payment”); (ii) greater than or equal to $10.00 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period, then the earnout payment will be equal to 1,000,000 shares of Petros Common Stock (the “First Period Second Milestone Earnout Payment”); (iii) greater than or equal to $13.00 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period, then the earnout payment will be equal to 1,000,000 shares of Petros Common Stock (the “First Period Third Milestone Earnout Payment”) and (iv) greater than or equal to $15.00 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period, then the earnout payment will be equal to 1,000,000 shares of Petros Common Stock (the “First Period Final Milestone Earnout Payment”).

If at any time within the twelve (12) month period following the one year anniversary of the Closing (the “Second Period”), the Closing Price per share of Petros Common Stock is (i) greater than or equal to $10.00 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period, then the earnout payment will be equal to 1,000,000 shares of Petros Common Stock (“Second Period Initial Milestone Earnout Payment” and together with the First Period Initial Milestone Earnout Payment, the “First Milestone Earnout Payment”); (ii) greater than or equal to $12.50 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period, then the earnout payment will be equal to 1,000,000 shares of Petros Common Stock (the “Second Period Second Milestone Earnout Payment” and together with the First Period Second Milestone Earnout Payment, the “Second Milestone Earnout Payment”); (iii) greater than or equal to $16.25 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period, then the earnout payment will be equal to 1,000,000 shares of Petros Common Stock (the “Second Period Third Milestone Earnout Payment” and together with the First Period Third Milestone Earnout Payment, the “Third Milestone Earnout Payment) and (iv) greater than or equal to $18.75 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period, then the earnout payment will be equal to 1,000,000 shares of Petros Common Stock (the “Second Period Final Milestone Earnout Payment” and together with the First Period Final Milestone Earnout Payment, the “Final Milestone Earnout Payment”).

The First Milestone Earnout Payment, the Second Milestone Earnout Payment, the Third Milestone Earnout Payment and the Final Milestone Earnout Payment are collectively referred to herein as the “Milestone Earnout Payments” and individually as a “Milestone Earnout Payment”). Each Milestone Earnout Payment is only achievable and payable one time and upon achievement of such Milestone Earnout Payment, there will be no further payments with respect to such Milestone Earnout Payment. Further, upon achievement of a Milestone Earnout Payment in the First Period, the corresponding milestone for the Second Period will not be achievable.

In no event will the sum of (i) the First Milestone Earnout Payment, (ii) the Second Milestone Earnout Payment, (iii) the Third Milestone Earnout Payment and (iv) the Final Milestone Earnout Payment be greater than 4,000,000 shares of Petros Common Stock.

In addition to the Milestone Earnout Payments, Metuchen equity holders will have the opportunity to receive the following during the period ending on the second anniversary of the Closing if: (a) either (i) Petros’ Market Capitalization (as defined in the Merger Agreement) is greater than or equal to $250,000,000 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period with a Closing Price of no less than $17.50 on each such trading day or (ii) Petros receives aggregate gross proceeds of at least $25,000,000 in an offering (or series of offerings within a sixty (60) calendar day period) of Petros Common Stock with a price per share of Petros Common Stock sold equal to no less than $17.50 in each offering (or series of offerings) and where Petros has a Market Capitalization immediately prior to each such offering (or series of offerings) equal to at least $250,000,000, then the Earnout Payment shall be equal to 2,000,000 shares of Petros Common Stock (the “Initial Market Capitalization/Gross Proceeds Earnout Payment”); (b) either (i) Petros’ Market Capitalization is greater than or equal to $300,000,000 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period with a Closing Price of no less than $18.75 on each such trading day or (ii) Petros receives aggregate gross proceeds of at least $30,000,000 in an offering (or series of offerings within a sixty (60) calendar day period) of Petros Common Stock with a price per share of Petros Common Stock sold equal to no less than $18.75 in each offering (or series of offerings) and where Petros has a Market Capitalization immediately prior to each such offering (or series of offerings) equal to at least $300,000,000, then the Earnout Payment shall be equal to 2,000,000 shares of Petros Common Stock, (the “Second Market Capitalization/Gross Proceeds Earnout Payment”); (c) either (i) Petros’ Market Capitalization is greater than or equal to $400,000,000 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period with a Closing Price of no less than $22.50 on each such trading day or (ii) Petros receives aggregate gross proceeds of at least $40,000,000 in an offering (or series of offerings within a sixty (60) calendar day period) of Petros Common Stock with a price per share of Petros Common Stock sold equal to no less than $22.50 in each offering (or series of offerings) and where Petros has a Market Capitalization immediately prior to each such offering (or series of offerings) equal to at least $400,000,000, then the Earnout Payment shall be equal to 3,000,000 shares of Petros Common Stock (the “Third Market Capitalization/Gross Proceeds Earnout Payment”); and (d) either (i) Petros’ Market Capitalization is greater than or equal to $500,000,000 for a period of twenty (20) trading days during any thirty (30) consecutive trading day period with a Closing Price of no less than $23.75 on each such trading day or (ii) Petros receives aggregate gross proceeds of at least $50,000,000 in an offering (or series of offerings within a sixty (60) calendar day period) of Petros Common Stock with a price per share of Petros Common Stock sold equal to no less than $23.75 in each offering (or series of offerings) and where Petros has a Market Capitalization immediately prior to each such offering (or series of offerings) equal to at least $500,000,000, then the Earnout Payment shall be equal to 3,232,090 shares of Petros Common Stock,(the “Final Market Capitalization/Gross Proceeds Earnout Payment”). The Initial Market Capitalization/Gross Proceeds Earnout Payment, the Second Market Capitalization/Gross Proceeds Earnout Payment, the Third Market Capitalization/Gross Proceeds Earnout Payment and the Final Market Capitalization/Gross Proceeds Earnout Payment are collectively referred to herein as the “Market Capitalization/Gross Proceeds Earnout Payments” and individually as a “Market Capitalization/Gross Proceeds Earnout Payment”).

Each Market Capitalization/Gross Proceeds Earnout Payment will only be achievable and payable one time and upon achievement of such Market Capitalization/Gross Proceeds Earnout Payment, there will be no further payments with respect to such Market Capitalization/Gross Proceeds Earnout Payment.

In no event will the sum of (i) the Initial Market Capitalization/Gross Proceeds Earnout Payment, (ii) the Second Market Capitalization/Gross Proceeds Earnout Payment, (iii) the Third Market Capitalization/Gross Proceeds Earnout Payment and (iv) the Final Market Capitalization/Gross Proceeds Earnout Payment be greater than 10,232,090 shares of Petros Common Stock.

Further, in no event will the sum of (i) the Milestone Earnout Payments and (ii) the Market Capitalization/Gross Proceeds Earnout Payments be greater than 14,232,090 shares of Petros Common Stock.

Each and every reference to share prices and Petros Common Stock will be subject to adjustment for reverse and stock forward splits, stock dividends, stock combinations and other similar transaction of the Petros Common Stock that occur after the date of the Merger Agreement.

To date, the milestones have not been achieved; accordingly, the Earnout Payment are not reflected in the unaudited pro forma condensed combined financial statements.

3. Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements include pro forma adjustments that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the results of operations of the combined company.

Based on Metuchen management’s review of Neurotrope’s summary of significant accounting policies, the nature and amount of any adjustments to the historical financial statements of Neurotrope to conform to the accounting policies of Metuchen are not expected to be significant.

(A)	Includes $20 million in cash retained after Neurotrope Bioscience, Inc. spin-off.

(B)	Subsequent to September 30, 2020, JCP III SM AIV, LP entered into (1) Subordinated Promissory Note with Metuchen for a total of $1.5 million. As discussed in note (E) this note is required to be converted into common stock of the merged entity upon consummation of the merger transaction. As of September 30, 2020, the original commitments of $15.5 million have been fully funded. Interest expense on these notes has been eliminated as a result of the requirement for them to be converted.

(C)	Represents Metuchen’s principal portion of a senior debt payment made to Hercules for the months of October, November and December, 2020 of approximately $2.1 million for the September 30, 2020 pro forma.

(D)	Requirement for JCP to fund and backstop an amount equal to the Working Capital Shortfall and to pay accounts payable amounts of Metuchen not to exceed $6.0 million, calculated as $4,148,630 as of September 30, 2020. Per closing on December 1, 2020, actual shortfall was $2,561,161.

(E)	Requirement in Merger Agreement for conversion of the JCP approximately $15.5 million, including accrued interest, of Subordinated Notes into Metuchen common units reflected in the September 30, 2020 pro forma balance sheet.

(F)	Metuchen Preferred units converted into Metuchen common units at closing.

(G)	Metuchen common units exchanged for Petros common stock.

(H)	Represents expense relating to accelerated vesting on existing Neurotrope options pursuant to change of control provisions within the option agreements of approximately $944,000, as of September 30, 2020.

(I)	To reflect Petros common stock issued to Metuchen unitholders at the agreed upon exchange ratio pursuant to the Merger Agreement.

(J)	To reflect the spin-off of Neurotrope BioScience, Inc. excluding $750,000 and $600,000 in general & administrative expenses related to public company’s expenses including salaries, insurance and stock listing fees for the year ended December 31, 2019 and the nine months ended September 30, 2020 respectively.

(K)	The pro forma financial statements do not reflect the impact of the potentially issuable shares discussed in Note (2) on earnings per share as those shares have not been issued. For informational purposes, to the extent that the requisite performance criteria were achieved and such contingently issuable shares were issued as of September 30, 2020, then Metuchen would have 19,181,701 shares and 80% of the issued shares, with Neurotrope having 20%. The pro forma loss per share, excluding the anti-dilutive effect of the options and warrants, and including the contingently issuable shares would have been $(0.70) for the nine months September 30, 2020 and $(1.75) for the year ended December 31, 2019.

(L)	Neurotrope Inc.’s historical financial statements as of September 30, 2020 includes the expense associated with the modification of existing Neurotrope Series E, F, G, and H Warrants not contingent upon closing the Mergers. This pro-forma adjustment includes the impact of the modifications to the Series E, F, G and H Warrants which were contingent upon the closing of the Mergers. Such modifications resulted in an increase in accumulated deficit and an increase in additional paid in capital of $1,250,000, which was calculated as the excess in fair value of the modified warrants immediately after the amendment as compared to immediately prior, utilizing relevant valuation variables.

(M)	This adjustment reflects expected severance payments triggered upon consummation of the Mergers.

(N)	Reflects a one-for-five adjustment to all Petros shares pursuant to final merger closing on December 1, 2020, retroactively adjusted as if the transaction occurred at the beginning of the period.

(O)	Represents 50% of estimated severance payable to the former Chief Executive Officer of Neurotrope Bioscience, Inc. (now named Synaptogenix, Inc.) terminated on December 1, 2020.

(P)	Represents the Market Capitalization/Gross Proceeds Earnout Payments, as discussed in Note 2, being classified as a liability with an estimated fair value of $8.1 million.